SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2008
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	— Other Events.
     On December 1, 2008, United Bankshares Inc (“United”) filed with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement dated December 3, 2008 (the “Definitive Proxy Statement”), to be furnished to its shareholders in connection with the solicitation of proxies by the Board of Directors of United (the “Board”) to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on December 23, 2008.
     As disclosed in the Definitive Proxy Statement, at the Special Meeting, the shareholders of United will consider and vote upon the adoption of a proposed amendment to Article VI of United’s Articles of Incorporation to increase United’s authorized capital stock and to authorize the issuance of preferred stock. The primary objective of the proposed amendment to Article VI of United’s Articles of Incorporation is to enable United to participate in the TARP Capital Purchase Program (the “CPP”) instituted by the United States Department of the Treasury under the Emergency Economic Stabilization Act of 2008. United received preliminary approval to participate in the CPP on December 3, 2008. See the Form 8-K filed by United dated December 3, 2008.
     On December 15, 2008, the Executive Committee of the Board, acting on behalf of the Board of Directors, passed a resolution that the Board will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of United more difficult or costly. Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of United more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date	December 15, 2008	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and Chief
Financial Officer